UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2010

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On September 2, 2010, QVC, Inc. (“QVC”), a wholly-owned subsidiary of Liberty Media Corporation (“Liberty Media”) attributed to the Liberty’s Interactive group, entered into a Credit Agreement with Wells Fargo Securities, LLC, as Lead Arranger and Lead Bookrunner, JPMorgan Chase Bank, N.A., as Administrative Agent (“Agent”), Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents, and the parties named therein as Lenders.

The Credit Agreement provides for a $2 billion revolving credit facility, with a $250 million sub-limit for standby letters of credit.  QVC may elect that the loans extended under the revolving credit facility bear interest at a rate per annum equal to the ABR Rate or the LIBO Rate, as each is defined in the Credit Agreement, plus a margin of 0.50% to 3.00%, depending on various factors.  Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs.  No mandatory prepayments will be required other than when borrowings and letter of credit usage exceed availability.  Any amounts prepaid on the revolving facility may be reborrowed.

The loans are scheduled to mature on September 2, 2015. Payment of the loans may be accelerated following certain customary events of default.

The payment and performance of QVC’s obligations under the Credit Agreement will be guaranteed by each Material Domestic Subsidiary (as defined in the Credit Agreement) of QVC.  In addition, pursuant to an amended and restated Pledge Agreement and an amended and restated Security Agreement, the obligations under the Credit Agreement are secured by a pledge of all of QVC’s equity interests and a pledge of all equity interests of each Material Domestic Subsidiary of QVC.  The collateral that secures the obligations under the Credit Agreement will be identical to, and the security interest in the collateral will rank equally with, the collateral securing QVC’s existing 7.125% senior secured notes due 2017, 7.50% senior secured notes due 2019 and 7.375% senior secured notes due 2020.

The Credit Agreement contains certain affirmative and negative covenants, including certain restrictions with respect to liens, mergers, sales of assets, transactions with affiliates and incurrence of indebtedness and limitations on QVC’s ratio of consolidated total debt to consolidated EBITDA.

The proceeds received in connection with the Credit Agreement will be used to repay outstanding indebtedness under, and fees and expenses associated with, the 2006 Credit Agreements (as defined below), for working capital needs and general corporate purposes of QVC and its subsidiaries and to make certain restricted payments to QVC’s parent and its affiliates.

A copy of the press release announcing the execution of the Credit Agreement is attached as Exhibit 99.1 to this current Report on Form 8-K.  The above discussion of the terms of the Credit Agreement is not complete and is qualified by reference to the full text of the Credit Agreement, filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 1.02       Termination of a Material Definitive Agreement

On September 2, 2010, QVC used the proceeds from the Credit Agreement to repay indebtedness outstanding under, and fees and expenses associated with, the following two credit agreements:

•                  Credit Agreement, dated as of October 4, 2006, as amended and restated as of June 16, 2009, among QVC, Inc., Wachovia Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and Bank of America, N.A., as syndication agents, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, Royal Bank of Scotland PLC, Fortis Bank SA/NV, New York Branch and Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the lenders party thereto from time to time (the “October 2006 Credit Agreement”); and

•                  Credit Agreement, dated as of March 3, 2006, as amended and restated as of June 16, 2009, among QVC, Inc., JP Morgan Chase Bank, N.A., as administrative agent, Wachovia Capital Markets, LLC as syndication agent, and JP Morgan Securities Inc. and Wachovia Capital Markets, LLC, as joint lead arrangers and joint bookrunners, Mizuho Corporate Bank, Ltd., Calyon New York Branch and Royal Bank of Scotland PLC, as documentation agents, and the lenders party thereto from time to time (the “March 2006 Credit Agreement”, and together with the October 2006 Credit Agreement, the “2006 Credit Agreements”).

In connection with this repayment of indebtedness, the 2006 Credit Agreements were terminated.  A summary of the terms of the 2006 Credit Agreements is included in Liberty Media’s Current Report on Form 8-K, filed June 19, 2009, which summary is qualified in its entirety by reference to the October 2006 Credit Agreement and the March 2006 Credit Agreement, included as Exhibit 99.2 and Exhibit 99.3, respectively, to that Form 8-K.

Item 9.01.      Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated September 2, 2010.

99.2

Credit Agreement, dated as of September 2, 2010, among QVC, Inc., as Borrower; Wells Fargo Securities, LLC, as Lead Arranger and Lead Bookrunner; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents; and the parties named therein as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010.

LIBERTY MEDIA CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated September 2, 2010.

99.2

Credit Agreement, dated as of September 2, 2010, among QVC, Inc., as Borrower; Wells Fargo Securities, LLC, as Lead Arranger and Lead Bookrunner; JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, N.A., and BNP Paribas, as Syndication Agents; and the parties named therein as Lenders.